Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post –Effective Amendment No. 198 to the Registration Statement on Form N –1A of Fidelity Investment Trust: Fidelity Global Commodity Stock Fund and Fidelity Infrastructure Fund, of our reports dated December 14, 2022; Fidelity Enduring Opportunities Fund of our report dated December 16, 2022; Fidelity Series Canada Fund, Fidelity Series International Growth Fund and Fidelity Sustainable Emerging Markets Equity Fund, of our reports dated December 19, 2022, relating to the financial statements and financial highlights included in the October 31, 2022 Annual Report to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights ” in the Prospectuses and “Independent Registered Public Accounting Firm ” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 21, 2022